UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)                                                                                     October 10, 2011

PIONEER EXPLORATION INC.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-53784 (Commission File Number)	98-049155 (I.R.S. Employer Identification No.)
750 West Pender Street, Suite 202 Vancouver, British Columbia, Canada (Address of principal executive offices)		V6C 2T7 (Zip Code)

Registrant’s telephone number, including area code  (604) 618-0948

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

On October 7, 2011 Pioneer entered into a letter agreement with Angelo Scola (the “Letter Agreement”) with the intention and objective of both parties to negotiate the purchase and sale of all of the shares of IBA Green, Inc. (the “Shares”), which will include the business assets at the time of purchase, including all cash, property, contracts, equipment, goodwill, intellectual property, including all patents registered in the name of IBA or the name of any affiliate, and other assets used in or related to the business of IBA (collectively, the “Assets”).

Pursuant to the terms and conditions of the Letter Agreement, Pioneer has offered to purchase the Shares, including the assumption of any loans related to the business of IBA Green, and to issue to Mr. Scola up to a maximum of 38.5 million restricted shares as consideration for the Shares.

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The purchase of the Shares is conditional upon the certain conditions precedent being satisfied, including, among others, the following:

~~a)~~	Pioneer conducting its due diligence on the Shares and the Assets, and obtaining results that are to its satisfaction within 45 days of signing the Letter Agreement; and
~~b)~~	IBA to provide audited financial statements for a time period that is acceptable to Pioneer.

See Exhibit 10.12 – Letter Agreement for more details.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description	Status
10.12	Letter Agreement dated October 7, 2011 between Pioneer Exploration Inc and Angelo Scola.	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Pioneer Exploration Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

PIONEER EXPLORATION INC.

Dated: October 10, 2011	By:	/s/ Tom Brady
Tom Brady – President & CEO

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Exhibit 10.12

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Pioneer Exploration Inc.
750 West Pender Street, Suite 202
Vancouver, British Columbia
V6C 2T7

October 7, 2011

Angelo Scola
10 Yosemite Valley Road
Watch Hill, Rhode Island
02891

Attention:  Angelo Scola

Dear Sirs:

Re:  IBA Green Inc. - Share Purchase

This letter will confirm our numerous discussions concerning the proposed purchase of all of the shares of IBA Green Inc. (“IBA”).

This Letter Agreement sets forth the terms and conditions of the proposed purchase, which, when accepted by you, will form a binding agreement among us, such agreement to be embodied in due course in a more formal agreement (the “Formal Agreement”).

Background

For the purposes of our proposed acquisition, we have each relied upon the following information:

(a)	IBA is a Delaware corporation duly organized and validly subsisting and in good standing;

(b)	Pioneer Exploration Inc. is a Nevada corporation duly organized and validly subsisting and is a SEC reporting company in good standing;

(c)
there are no options, rights or other agreements to purchase any or all of the shares issued and outstanding in the capital of IBA (the “Shares”), and you have not granted anyone else the right to purchase any of the Shares;

(d)
except for accounts payable incurred in the ordinary course of IBA’s business and any loan payments owed by IBA before or after the signing of this Letter Agreement (the “Loan”), there are no known liabilities, contingent or otherwise, affecting IBA; and

(e)	you are the sole officer, director, and shareholder of IBA.

Proposed Acquisition

Based on the foregoing information, we agree as follows:

1.
We will purchase from you all of the Shares.  Included in the business assets at the time of purchase will be the Loan, if any, and all cash, property, contracts, equipment, goodwill, intellectual property, including all patents registered in the name of IBA or the name of any affiliate, and other assets used in or related to the business of IBA (collectively the “Assets”).

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2.
As payment for the aggregate purchase price of the Shares and the assumption of the Loan, if any, we will issue up to a maximum of 38.5 million restricted common shares of Pioneer Exploration Inc., with an allocation to be agreed upon and contained within the Formal Agreement.

3.	You or your nominee will be appointed to our Board of Directors.

4.
It is understood that contained in the Formal Agreement will be the normal and usual covenants and warranties for a transaction of this nature, including among other things, but without limitation, the ownership of the Assets and the Shares, and the right of you to sell the Shares.  The Formal Agreement will also disclose and contain warranties concerning, without limitation, the nature of ownership of and good title to the Assets; the holdings of permits, licences, consents and authorities necessary for the use of the Assets and to carry on the business; all purchase orders and other obligations dealing with the Assets; and all outstanding guarantees and performance bonds attached to the Assets.

5.	The Formal Agreement will also contain customary conditions precedent to closing, including, without limitation, the following:

a.	We will conduct our due diligence on the Shares and the Assets and evaluate the Shares and Assets and obtain satisfactory results from our due diligence and evaluation.

b.	We will complete the due diligence and evaluation within 45 calendar days of the date this Letter Agreement is accepted by you.

c.	You and IBA will obtain any required consents for the transfer of title of the Shares.

d.	Prior to closing, you will provide audited financial statement of IBA for a period to be determined by our auditor.

e.	We will agree to use our best efforts to raise $1.5 million for financing the development of the Assets and the operation of the business once the Shares have been acquired by us.

The Formal Agreement will provide that if these conditions are not fulfilled or waived prior to closing, the obligations of the parties thereunder will be null and void unless the fulfilment of any such condition was not reasonably capable of being performed.

6.
Pending the closing of the transaction, we and our representatives will have, at reasonable times and with minimal disruption, access to IBA and to its books and records, financial and operating data, material contracts and other information with respect to the business as we will reasonably request.

7.	All information will be kept confidential and will be divulged by the parties only to their respective principals and professional advisors.

8.
Prior to execution of the Formal Agreement and so long as negotiations on this proposal continue and are being pursued in good faith, you agree neither to solicit expressions of interest nor offers from any other parties concerning the sale of the Shares or the Assets nor to negotiate same or to take any steps in furtherance thereof.

Miscellaneous

9.
Each of the parties hereby will pay their own costs, expenses and fees (including, without limitation, legal counsel) incurred in connection with the preparation, execution and the consummation of this Letter Agreement and the Formal Agreement.

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10.
This Letter Agreement and the Formal Agreement will be interpreted in accordance with the laws of the Province of British Columbia and will enure to the benefit of and be binding upon us and you and our respective heirs, successors and permitted assigns.

11.
All parties agree to sign such further and other deeds and documents, including without limitation, the Formal Agreement and to give such further and other assurances as may be necessary to fully implement this Letter Agreement.

12.
If the foregoing accurately sets forth your understanding of our agreement, please sign this Letter Agreement where indicated below which will then form a binding agreement among us, subject only to the terms and conditions aforesaid.  We will then immediately begin our due diligence and preparation of the Formal Agreement.

Yours truly,

Pioneer Exploration Inc.

Per:           /s/ Tom Brady                                                                                                           c/s

  Tom Brady - President

ACCEPTED AND AGREED TO THIS      7TH            DAY OF OCTOBER, 2011:

/s/ Angelo Scola

  Angelo Scola

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